For Immediate Release

CONTACT: Anne A. Tarbell
         (212) 451-3030
         www.triarc.com
         --------------



       TRIARC COMPLETES ACQUISITION OF RTM RESTAURANT GROUP, ARBY'S
                           LARGEST FRANCHISEE

       o Arby's Restaurant Group, Inc. enters into $720 million credit facility


New York, NY, July 25, 2005 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today that it has completed its acquisition of RTM Restaurant Group ("RTM"). Triarc, through its subsidiaries, is the franchisor of the Arby's(R) restaurant system, which consists of approximately 3,500 restaurants, and is the owner and operator of 233 Arby's restaurants. RTM is Arby's largest franchisee, with 775 Arby's restaurants in 22 states.

     Total consideration consisted of $175 million in cash, subject to post closing adjustment, plus approximately 9.7 million shares of Triarc's Class B Common Stock, Series 1 (NYSE: TRY.B), and options to purchase approximately 775,000 shares of Triarc Class B Common Stock, Series 1 (weighted average exercise price of $8.92), which were issued in replacement of existing RTM stock options. The combined value of the Triarc shares and options issued in connection with the RTM acquisition is approximately $152 million, based on a closing price of $15.15 per share as of July 22, 2005. In connection with the RTM acquisition, Arby's Restaurant Group, Inc. ("ARG"), a wholly owned subsidiary of Triarc, also assumed approximately $400 million of RTM net debt, including approximately $184 million of RTM capitalized lease and financing obligations.

     Triarc provided $135 million in cash to fund the acquisition. ARG funded the remaining cash needed to complete the acquisition, including transaction costs, and is refinancing substantially all of its and RTM's existing indebtedness, with the proceeds from a new $720 million credit facility. This refinancing will include the repayment of approximately $234 million of RTM third-party debt and approximately $71 million of ARG third-party debt as well as the defeasance of the Arby's Franchise Trust, 7.44% insured non-recourse securitization notes (total principal amount of $198 million), which will be redeemed in full on August 22, 2005, and the payment of related prepayment penalties.

     After giving effect to the closing of the RTM acquisition, ARG will have $620 million outstanding under a seven-year senior secured term loan initially priced at LIBOR plus 225 bps and approximately $175 million of capitalized lease and financing obligations. ARG will also have $100 million of availability under a six-year senior secured revolving credit facility initially priced at LIBOR plus 200 bps (50 bps commitment fee on undrawn amount).

     For the twelve months ended April 3, 2005, unaudited combined income from continuing operations and unaudited consolidated pro forma adjusted EBITDA (defined as combined operating profit plus the sum of (1) depreciation and amortization, excluding amortization of deferred financing costs, (2) normalizing adjustments, (3) estimated synergies, (4) Triarc's management fee and (5) adjustments related to the RTM transaction, including the estimated impact of purchase accounting and the refinancing) for ARG were approximately $23.4 million and $180.7 million, respectively. Before giving effect to the closing of the RTM acquisition, ARG had unaudited income from continuing operations of $17.7 million for the twelve months ended April 3, 2005. See the attached tables that provide a reconciliation to unaudited historical combined income from continuing operations of ARG and RTM and a reconciliation to unaudited pro forma adjusted EBITDA of the combined company, respectively. In addition, ARG is expected to incur employee related restructuring charges in connection with the acquisition of RTM, which would include severance, retention and relocation costs. The amount of such charges has yet to be finalized but is currently estimated at approximately $10 million.

     Douglas N. Benham, President and Chief Executive Officer of Arby's since January 2004, will lead ARG as its President and Chief Executive Officer. Prior to joining Arby's, Mr. Benham was the Chief Financial Officer of RTM. Thomas A. Garrett, currently President of RTM, will become ARG's Chief Operating Officer. Todd D. Weyhrich, currently Arby's Chief Financial Officer, Sharron L. Barton, currently RTM's Chief Administrative Officer, and Jordan E. Krolick, currently Arby's Chief Development Officer, will serve in similar capacities for the combined company. It is also expected that Russell V. Umphenour, Jr., RTM's Chief Executive Officer, will join the Triarc Board of Directors. The ARG management team, which will consist of management from both Arby's and RTM, has an average of 15 years of quick service restaurant experience and an average of 14 years with Arby's. The combined company, the franchisor of the Arby's restaurant system and the owner and operator of over 1,000 Arby's restaurants located in the United States, will be headquartered in Atlanta, GA.

     Commenting on the RTM acquisition, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "This accretive transaction presents a unique opportunity to combine the ownership and management of our leading national quick service restaurant brand with the operational excellence of its largest franchisee. As a result of the transaction, the combined company should be positioned to implement multiple growth initiatives, to benefit from scale efficiencies and, working with franchisees, to refine operational practices across the franchise system. We are also very pleased with the strong market response to Arby's Restaurant Group's new financing. The credit facility gives Arby's both flexibility and liquidity to fund future growth."

     Commenting on the transaction, Russell V. Umphenour, Jr., RTM's Chief Executive Officer, said: "The acquisition of RTM by Arby's is a natural and logical next step in Arby's 40-year brand history. We are delighted to be on the same team as our friends and long time business associates, Nelson Peltz and Peter May and their team at Triarc and Arby's."

     Douglas N. Benham,  Arby's  President and Chief  Executive  Officer,  said:
"Arby's acquisition of RTM will create a large, fully integrated and growing restaurant company. As a result of the RTM acquisition, we see many future opportunities to continue to improve and accelerate unit development. We also believe we should be well positioned to improve our brand equity and that system-wide profitability should continue to increase. We look forward to effecting these value-enhancing changes with our franchisees."

     Triarc is a holding company and, through its subsidiaries, the franchisor of the Arby's(R) restaurant system and, following the acquisition of RTM
Restaurant Group, the owner and operator of over 1,000 Arby's restaurants located in the United States. Triarc also owns an approximate 64% capital interest in Deerfield & Company LLC, a Chicago-based asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors with $8.8 billion under management as of May 1, 2005.

                               # # #

                     Notes and Table To Follow

                           NOTES TO PRESS RELEASE
                           ----------------------

          1. The description of the RTM acquisition contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the acquisition, copies of which will be filed by us with the Securities and Exchange Commission as exhibits to our current and/or periodic filings under the Securities Exchange Act of 1934, as amended.

          2. There can be no assurance RTM will be successfully integrated into our existing operations.

          3. Combined income from continuing operations and pro forma adjusted EBITDA are derived from the unaudited consolidated financial statements of ARG and the preliminary unaudited combined financial statements (which are subject to further change and/or adjustment) of RTM. Triarc will file, among other things, pro forma financial information following the completion of the RTM acquisition as required by the relevant Form 8-K rules. The combined income from continuing operations and pro forma adjusted EBITDA that are being furnished herewith are subject to adjustments and may differ from the information that will be filed following completion of the RTM acquisition. The adjustments used to determine the combined income from continuing operations and pro forma adjusted EBITDA are based on preliminary estimates and will likely differ from the adjustments that will be included in the pro forma financial information that is included in the subsequent Form 8-K. In addition, ARG is expected to incur restructuring charges of approximately $10 million in connection with the acquisition of RTM. The amount of such charges included in this press release is only an estimate and has yet to be finalized; the final amount of such charges could vary materially from such estimate. When RTM is fully integrated into ARG, actual results may vary materially from the expectations contained herein.

          4. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

     o competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's(R) restaurants;

     o consumers' perceptions of the relative quality, variety and value of the food products the Company offers;

     o success of operating initiatives;

     o development costs;

     o advertising and promotional efforts;

     o brand awareness;

     o the existence or absence of positive or adverse publicity;

     o new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts;

     o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

     o changes in spending patterns and demographic trends;

     o the business and financial viability of key franchisees;

     o the timely payment of franchisee obligations due to the Company;

     o availability, location and terms of sites for restaurant development by the Company and its franchisees;

     o the  ability of the  Company's  franchisees  to open new  restaurants  in
       accordance  with  their  development  commitments,   including  the
       ability  of franchisees to finance restaurant development;

     o delays in opening new restaurants or completing remodels;

     o anticipated or unanticipated restaurant closures by the Company and its franchisees;

     o the  Company's  ability  to  identify,   attract  and  retain  potential
       franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

     o changes in business strategy or development plans, and the willingness of the Company's franchisees to participate in its strategy;

     o business abilities and judgment of the Company's and its franchisees' management and other personnel;

     o availability of qualified restaurant personnel to the Company and to its franchisees;

     o the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

     o changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

     o adverse weather conditions;

     o changes in legal or self-regulatory requirements, including franchising laws, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

     o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

     o the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities;

     o the Company's ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into its existing operations; and

     o other risks and uncertainties affecting the Company referred to in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (see especially "Item 1. Business--Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.

     All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.



                                                              Arby's Restaurant Group, Inc.
                                                Reconciliation to Unaudited Historical ARG/RTM Combined
                                                             Twelve Months Ended April 3, 2005
                                                                     (In Thousands)


                                                                                                  Adjustments
                                                                                                    for RTM
                                                                                                 Reclassifications,
                                                                                                   Eliminations           Historical
                                                             ARG as            RTM as            and Excluded              ARG/RTM
                                                             Reported          Reported             Items(a)              Combined
                                                             --------          --------         --------------            ---------

Revenues:
 Net sales                                            $       210,056       $     795,522        $        --            $ 1,005,578
 Royalties and franchise and related fees                     102,040                  --            (29,716)                72,324
                                                        -------------         -----------         -----------           -----------
                                                              312,096             795,522            (29,716)             1,077,902
                                                        -------------         -----------         -----------           -----------

Costs and expenses:
 Cost of sales, excluding depreciation and amortization       164,401             642,109            (78,882)               727,628
 Advertising and selling                                       17,003                  --             50,118                 67,121
 General and administrative, excluding depreciation
   and amortization                                            55,544              84,339             (2,704)               137,179
 Depreciation and amortization, excluding
    amortization of deferred financing costs                   10,451              28,421             (1,524)                37,348
 Impairment of assets other than goodwill                       3,382               1,100                 --                  4,482
                                                        -------------         -----------         -----------           -----------
                                                              250,781             755,969            (32,992)               973,758
                                                        -------------         -----------         -----------           -----------
       Operating profit                                        61,315              39,553              3,276                104,144

   Interest expense                                           (26,958)            (35,651)              (350)               (62,959)
   Insurance expense related to long-term debt                 (3,787)                 --                 --                 (3,787)
   Interest and other income, net                                (931)              1,198                 53                    320
                                                         -------------        -----------         -----------           -----------
     Income from continuing operations before
       income taxes                                            29,639               5,100              2,979                 37,718
Provision for income taxes                                    (11,978)             (2,124)              (252)               (14,354)
                                                         -------------         -----------        -----------           -----------
       Income from continuing operations                $      17,661         $     2,976         $    2,727            $    23,364
                                                         =============         ===========        ===========           ===========


                                                  (Continued on following page)


                                                            Arby's Restaurant Group, Inc.
                                                  Reconciliation of Unaudited Pro Forma Adjusted EBITDA
                                                           Twelve Months Ended April 3, 2005
                                                                   (In Thousands)



                                                                                                   ARG
                                                                                                   and
                                                                                 Reversal of       RTM
                                       Historical                                 Triarc         Combined    Adjustments
                                        ARG/RTM    Normalizing                   Management         and       for the RTM
                                        Combined   Adjustments(c)  Synergies(d)    Fee(e)        Normalized   Transaction  Pro Forma
                                        --------   -----------    ------------   ----------      ----------  ------------  ---------

Revenues:
   Net sales                             $1,005,578   $ (18,300)      $   --         $    --    $  987,278      $    --   $ 987,278
   Royalties and franchise
     and related fees                        72,324       (1,300)          --              --       71,024           --      71,024
                                          ---------    ---------       ------         -------    ---------      -------    ---------
                                          1,077,902      (19,600)          --              --    1,058,302                1,058,302
                                          ---------    ---------       ------         -------    ---------      -------   ----------

Costs and expenses:
   Cost of sales, excluding
     depreciation and
     amortization                           727,628      (15,500)          --              --      712,128       (1,083)    711,045
   Advertising and selling                   67,121         (200)          --              --       66,921           --      66,921
   General and administrative,
     excluding depreciation
     and amortization                       137,179      (23,500)      (9,000)         (5,000)      99,679           --      99,679
   Depreciation and
     amortization, excluding
     amortization of deferred
     financing costs                         37,348           --           --              --       37,348        4,641      41,989
   Impairment of assets other
     than goodwill                            4,482       (4,482)          --              --           --           --          --
                                          ---------    ---------       ------         -------    ---------      -------    ---------
                                            973,758      (43,682)      (9,000)         (5,000)     916,076        3,558     919,634
                                          ---------    ---------       ------         -------    ---------      -------    ---------
       Operating profit                     104,144       24,082        9,000           5,000      142,226       (3,558)    138,668

   Interest expense                         (62,959)          --           --              --      (62,959)       8,032     (54,927)
   Insurance expense related
     to long-term debt                       (3,787)          --           --              --       (3,787)       3,787          --
   Interest and other
     income, net                                320           --           --              --          320           --         320
                                          ---------    ---------        ------         -------    ---------      -------   ---------
       Income from continuing
          operations before
          income taxes                       37,718       24,082        9,000           5,000       75,800        8,261      84,061
Provision for income taxes                  (14,354)      (9,368)      (3,501)         (1,945)     (29,168)      (5,947)    (35,115)
                                           ---------    ---------       ------         -------    ---------      -------    --------
       Income from
          continuing operations         $    23,364    $  14,714      $ 5,499         $ 3,055     $ 46,632      $ 2,314    $ 48,946
                                           =========    =========      =======        =======     ========      =======

Reconciliation of income from continuing operations to Adjusted EBITDA:
   Provision for income taxes                                                                                                35,115
   Interest and other income, net                                                                                              (320)
   Interest expense                                                                                                          54,927
   Depreciation and amortization,
     excluding amortization of
     deferred financing costs                                                                                                41,989
                                                                                                                          ---------
       Adjusted EBITDA (b)                                                                                                $ 180,657
                                                                                                                          =========

Calculation of Adjusted EBITDA:
   Pro forma operating profit, as adjusted                                                                                $ 138,668
   Pro forma depreciation and amortization,
     excluding amortization of deferred financing costs, as adjusted                                                         41,989
                                                                                                                          ---------
       Adjusted EBITDA                                                                                                    $ 180,657
                                                                                                                          =========



 (a) Reflects reclassifications of RTM amounts for consistency with ARG, elimination of intercompany income and expense items between ARG and RTM and adjustments for certain operations of RTM not included in the acquisition.

 (b) EBITDA consists of operating profit plus depreciation and amortization. Adjusted EBITDA represents operating profit plus the sum of (1) depreciation and amortization, excluding amortization of deferred financing costs, (2) normalizing adjustments, (3) estimated synergies, (4) Triarc's management fee and (5) adjustments related to the RTM transaction, including the estimated impact of purchase accounting and the refinancing. We use EBITDA as an internal measurement of operating performance as well as assisting investors in the understanding of our performance by using a measure that is unaffected by changes in capital structure or capital investment cycles. This term, as we define it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. Adjusted EBITDA should not be used as a substitute for income from continuing operations, net cash provided by or used in operations or other financial data prepared in accordance with GAAP.

(c) Normalizing adjustments include non-recurring adjustments, efficiency improvements and adjustments to compensation expenses reflecting levels consistent with public companies.

(d) Reflects the elimination of duplicate positions and offices net of estimated additional costs.

(e) Reflects the add-back of fees charged to ARG as a wholly-owned subsidiary of Triarc under a corporate services agreement.
